Exhibit Index

(d)(1) Investment Management Services Agreement, between Registrant on behalf of AXP Variable Portfolio - Partners Small Cap Value Fund and IDS Life Insurance Company.

(d)(2) Investment Subadvisory Agreement between American Express Financial Corporation and EQSF Advisers, Inc.

(d)(3) Investment Subadvisory Agreement between American Express Financial Corporation and Royce & Associates, Inc.

(d)(4)    Investment  Advisory  Agreement  between  IDS Life  Insurance
          Company  and  American   Express   Financial   Corporation.

(d)(5)    Administrative Services Agreement between Registrant on behalf
          AXP Variable Portfolio - Partners Small Cap Value Fund and American Express Financial Corporation.

(g)       Custodian  Agreement  between  Registrant  on  behalf  of AXP
          Variable Portfolio - Partners Small Cap Value Fund and American Express Trust Company.

(i)       Opinion and Consent of Counsel.

(j)       Independent Auditors' Consent.

(l)       Investment Letter of  IDS Life Insurance Company.

(m)(1) Plan and Agreement of Distribution between Registrant on behalf of AXP Variable Portfolio-Partners Small Cap Value Fund and IDS Life Insurance Company.